UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

STERICYCLE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following email was sent by Cindy J. Miller, President and Chief Executive Officer of Stericycle, Inc., to all employees on June 3, 2024.

SUBJECT: Important Announcement

Dear Stericycle Team Members,

For 35 years, Stericycle has protected what matters. We’ve helped healthcare organizations and commercial businesses safely and compliantly manage materials that could otherwise spread disease, harm the environment, or compromise one’s identity. Through the syringe tide, outbreaks, natural disasters, the opioid epidemic, and even a global pandemic, we’ve been trusted to safeguard the health and well-being of the people and places around us. As we look ahead, I am pleased to share some important and exciting news about our future.

Moments ago, we publicly announced that Stericycle has agreed to be acquired by WM, one of North America’s leading providers of comprehensive environmental solutions, for $62.00 per share in cash. Here is a link to the press release that was issued this morning. https://investors.stericycle.com/news-releases/news-release-details/wm-acquire-stericycle-leader-medical-waste-services-72-billion

Headquartered in Houston, Texas, WM provides collection, recycling, disposal, and sustainability services to millions of municipal, residential, and corporate customers across the U.S. and Canada.

Our Future with WM

Our company has been on a tremendous journey over the past five years. Through your hard work and dedication, we have transformed our business into a stronger, healthier company. I want to thank you for your efforts. As we look ahead, the Board and I are confident that this is an exciting next phase in Stericycle’s continuing journey.

First, it will enhance our customer value proposition and enable us to provide more diversified services and solutions. Stericycle’s business will be integral to WM’s waste management ecosystem and enhance our ability to meet the needs of customers of all sizes. It also creates opportunity for our customers in North America to partner with a single environmental solutions provider, decreasing vendor complexity and environmental impact, while driving efficiencies for customers. Additionally, as a larger company with greater resources, WM will bolster our capacity and drive innovation that will provide us with the opportunity to enhance the customer experience.

Our international customers care deeply about sustainability, something WM is strongly committed to. With their leadership in sustainability and renewables, we expect our service offerings and expertise will help all customers achieve their sustainability goals.

Second, it provides opportunities for you – our team members – as part of a larger, best-in-class organization that is committed to investing in and supporting our people. WM believes that your knowledge and skills will be valuable as they expand their environmental services and solutions.

And finally, this transaction delivers significant value to our shareholders, including those of you who own Stericycle stock.

Today is the First Step

While we are excited about the future, today’s announcement is the first step to becoming part of WM. Until the transaction closes, which is expected as early as the fourth quarter of 2024, Stericycle and WM will continue operating independently, as separate companies, just as we do today.

We will continue running our business with the same commitment to our goals that got us here. As much progress as we have made, we still have opportunities to further scale up excellence as we’ve set out to do this year. We must continue to protect what matters by staying focused on our day-to-day responsibilities and providing our customers with the dedicated attention and service they expect from us.

To help you better understand this transaction and what it means for our company and for you, we will be hosting townhall meetings. You only need to attend one meeting based on what’s best for your schedule. Please look out for calendar invitations with the virtual meeting links.

We don’t have all the specifics to share today, but we are committed to communicating in a clear and honest manner and will keep you updated as we have more information to share.

In the meantime, please visit The Loop where we’ve posted FAQs to address initial questions you may have. As a reminder: it is important that we all speak with one voice. For those of you who engage directly with customers or other external partners, we’ll provide you with the tools you need to guide you in conversations should those groups ask you questions about this announcement. Please adhere closely to those materials, and refrain from posting about this news on social media. As a reminder, only designated spokespeople are authorized to speak with the media. Should a member of the media reach out to you, please direct the reporter to our Communications team at media@stericycle.com.

On behalf of the Board of Directors and the Executive Leadership team, thank you for your continued dedication to Stericycle. Together with WM, we’ll continue to bring unparalleled expertise, resources, and reach to meet our customers’ growing needs while staying true to our founding principles of protecting people and brands, promoting health and well-being, and safeguarding the environment.

Sincerely,

Cindy J. Miller

President and Chief Executive Officer

Stericycle, Inc.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger involving Stericycle, Inc. (“Stericycle”), Stag Merger Sub Inc., and Waste Management, Inc. Stericycle expects to seek, and intends to file with the SEC a proxy statement and other relevant documents in connection with a special meeting of the Stericycle stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Stericycle and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF STERICYCLE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STERICYCLE AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Stericycle with the SEC at the SEC’s website at www.sec.gov or from Stericycle at its website at investors.stericycle.com.

Participants in the Solicitation

Stericycle and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Stericycle’s stockholders in connection with the proposed transaction will be set forth in Stericycle’s definitive proxy statement for its stockholder meeting at which the proposed transaction will be submitted for approval by Stericycle’s stockholders. You may also find additional information about Stericycle’s directors and executive officers in Stericycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 28, 2024, Stericycle’s Definitive Proxy Statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 5, 2024, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Stericycle or its management is discussing its beliefs, estimates or expectations. Such statements generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates,” “continues,” “may,” “plan,” “will,” “goal,” or similar expressions. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of our management about future events and are therefore subject to risks and uncertainties, many of which are outside Stericycle’s control, which could cause actual results to differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the proposed transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Agreement and Plan of Merger, dated as of June 3, 2024 (the “Merger Agreement”), the failure to obtain required regulatory approvals for the proposed transaction or the failure to satisfy the other conditions to the consummation of the proposed transaction; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Stericycle to pay a termination fee; (3) the risk that the proposed transaction disrupts Stericycle’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the proposed transaction on the ability of Stericycle to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the proposed transaction on Stericycle’s operating results and business generally; (6) the significant costs, fees and expenses related to the proposed transaction; (7) the risk that Stericycle’s stock price may decline significantly if the proposed transaction is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the proposed transaction and instituted against Stericycle and/or its directors, executive officers or other related persons; and (9) other factors that could affect Stericycle’s business such as, without limitation, inflationary cost pressure in labor, supply chain, energy, and other expenses, decreases in the volume of regulated wastes or personal and confidential information collected from customers, and disruptions resulting from deployment of systems, disruptions in our supply chain, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, Sorted Office Paper (“SOP”) pricing volatility or pricing volatility in other commodities, changes in the volume of paper processed by our secure information destruction business and the revenue generated from the sale of SOP, and changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information.

If the proposed transaction is consummated, Stericycle’s stockholders will cease to have any equity interest in Stericycle and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in Stericycle’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as Stericycle’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on Stericycle’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Stericycle undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.